EXHIBIT 21.1


                          SUBSIDIARIES OF THE COMPANY

     Atlanta Motor Speedway, Inc., a Georgia corporation; Bristol Motor Speedway, Inc., a Tennessee corporation; Charlotte Motor Speedway, Inc. (CMS), a North Carolina corporation; Las Vegas Motor Speedway LLC, a Nevada limited liability corporation; SPR Acquisition Corporation d/b/a Sears Point Raceway, a California corporation; Texas Motor Speedway, Inc., a Texas corporation; Speedway Systems LLC d/b/a Finish Line Events, a North Carolina limited liability corporation; 600 Racing, Inc. (wholly owned subsidiary of CMS), a North Carolina corporation; INEX Corporation (wholly owned subsidiary of CMS), a North Carolina corporation; The Speedway Club, Inc. (wholly owned subsidiary of CMS), a North Carolina corporation; Oil-Chem Research Corporation, an Illinois corporation; Speedway Funding Corporation, a Delaware corporation; Sonoma Funding Corporation, a California corporation.
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                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement No. 33-99942, Registration Statement No. 333-17687 and Registration Statement No. 333-49027 of Speedway Motorsports, Inc. on Forms S-8 of our report dated February 23, 1999 appearing in the Annual Report on Form 10-K of Speedway Motorsports, Inc. for the year ended December 31, 1998.

Charlotte, North Carolina
March 31, 1999
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                                 (COCA-COLA 600)
                                  (THE WINSTON)
                                  (UAW-GM 500)
                                (FOOD CITY 500)
                      (GOODY'S HEADACHE POWDER 500 BRISTOL)
                                   (NAPA 500)
                     (CRACKER BARREL OLD COUNTRY STORE 500)
                             (SAVE MART KRAGEN 350)
                                (PRIMESTAR 500)
                                (LAS VAGAS 400)

                           SPEEDWAY MOTORSPORTS, INC
                                  P.O. BOX 600
                               CONCORD, NC 28026
                                  704-455-3239
                          www.speedwaymotorsports.com